Exhibit 99.8

Consent of Person About to Become a Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the registration statement on Form F-4 of Sibanye-Stillwater, and any amendments and supplements thereto, as a person about to become a member of the board of directors of Sibanye-Stillwater and to the filing of this consent as an exhibit to such registration statement and any amendment or supplement thereto.

By:	/s/ Wang Bin	By:	/s/ Lu Jiongjie
Name:	Wang Bin	Name:	Lu Jiongjie
Title:	Non-Executive Director	Title:	Non-Executive Director
Date:	January 10, 2020	Date:	January 10, 2020